EXHIBIT 99.1

Hanmi Reports Second Quarter 2022 Results

LOS ANGELES, July 26, 2022 (GLOBE NEWSWIRE) -- Hanmi Financial Corporation (NASDAQ: HAFC, or “Hanmi”), the parent company of Hanmi Bank (the “Bank”), today reported financial results for the second quarter of 2022.

Net income for the second quarter of 2022 was $25.1 million, or $0.82 per diluted share, up 21.0% from $20.7 million, or $0.68 per diluted share for the first quarter of 2022. The sequential quarter increase in net income reflects growth in net interest income and noninterest income, carefully managed noninterest expenses and a modest credit loss expense. Return on average assets and return on average equity for the second quarter of 2022 were 1.45% and 14.92%, respectively.

CEO Commentary

“We delivered another quarter of solid results,” said Bonnie Lee, President and Chief Executive Officer of Hanmi Financial Corporation. “Our strong earnings were supported by record loan production, an increased net interest margin, and excellent asset quality, while we continued to exercise disciplined expense management. This outstanding performance for the quarter has made the first half of 2022 one of Hanmi’s strongest starts to a year.”

“During the quarter, we built strong momentum across our diverse business lines, which fueled our stellar loan production, driving 6.0% sequential growth in our loans. We generated record loan production in our residential mortgage platform, equipment finance and SBA group, validating the investments we have made in these key business lines. In addition, our deposit-gathering initiatives, designed to build and expand business banking relationships, continue to bear fruit. Deposits increased by 3.4% in the quarter, primarily driven by noninterest-bearing demand deposits, which grew by 3.9% in the quarter and 8.1% year-to-date. These core deposits now comprise 46.5% of total deposits and continue to help hold down our cost of deposits.”

“Our team remains focused on execution in both the pursuit of new customers and expanding our existing relationships. The strategic investments we made over the past several quarters in new talent and technology continue to fuel our strategic initiatives to grow and diversify our business. With a well-defined strategic plan in place and our ongoing focus on execution, we are well positioned to continue to deliver disciplined growth and attractive returns for our shareholders.”

Second Quarter 2022 Highlights:

  Second quarter net income increased 21.0% to $25.1 million, or $0.82 per diluted share from $20.7 million, or $0.68 per share for the first quarter of 2022.
  Loans receivable grew to $5.66 billion at June 30, 2022, up 6.0% sequentially from the end of the first quarter and 9.8% from year-end on record loan production of $642.2 million for the second quarter.
  Deposits were $5.98 billion at June 30, 2022, up 3.4% sequentially from the end of the first quarter and 3.3% from year-end; noninterest-bearing demand deposits increased 3.9% sequentially and were 46.5% of the deposit portfolio.
  Net interest income was $59.0 million for the second quarter, up 15.9% from the first quarter.
  Net interest margin (taxable-equivalent) increased to 3.55% for the second quarter, up 45 basis points from the first quarter; the yield on loans increased 13 basis points sequentially while the cost of interest-bearing deposits rose five basis points.
  Credit loss expense was $1.6 million for the second quarter and the allowance for credit losses was $73.1 million at June 30, 2022, up from $71.5 million at March 31, 2022; the ratio of the allowance to loans however declined to 1.29% on higher loan balances.
  Nonaccrual loans improved 3.7% to $11.0 million and nonperforming assets were 0.17% of total assets at June 30, 2022.
  Noninterest income increased 9.3% to $9.3 million for second quarter from the first quarter on higher SBA gain on sale income as well as on higher overall service charges, fees and other income.
  Noninterest expense was $31.5 million for the second quarter, down 0.7% from the first quarter; the efficiency ratio for the second quarter improved to 46.05% from 53.29% for the first quarter.
  Hanmi’s tangible common equity to tangible assets was 8.74% at the end of the second quarter and it had a Common equity Tier 1 capital ratio of 11.07% and a Total capital ratio of 14.32%.

For more information about Hanmi, please see the Q2 2022 Investor Update (and Supplemental Financial Information), which is available on the Bank’s website at www.hanmi.com and via a current report on Form 8-K on the website of the Securities and Exchange Commission at www.sec.gov. Also, please refer to “Non-GAAP Financial Measures” herein for further details of the presentation of certain non-GAAP financial measures.

Quarterly Results
(Dollars in thousands, except per share data)

	As of or for the Three Months Ended					Amount Change
	June 30,	March 31,	December 31,	September 30,	June 30,	Q2-22	Q2-22
	2022	2022	2021	2021	2021	vs. Q1-22	vs. Q2-21

Net income	$25,050	$20,695	$33,331	$26,565	$22,122	$4,355	$2,928
Net income per diluted common share	$0.82	$0.68	$1.09	$0.86	$0.72	$0.14	$0.10

Assets	$6,955,968	$6,737,052	$6,858,587	$6,776,533	$6,578,856	$218,916	$377,112
Loans receivable	$5,655,403	$5,337,500	$5,151,541	$4,858,865	$4,820,092	$317,903	$835,311
Deposits	$5,979,390	$5,783,170	$5,786,269	$5,729,536	$5,629,830	$196,220	$349,560

Return on average assets	1.45%	1.22%	1.93%	1.58%	1.38%	0.23	0.07
Return on average stockholders' equity	14.92%	12.74%	20.89%	17.13%	14.91%	2.18	0.01

Net interest margin	3.55%	3.10%	2.96%	3.07%	3.19%	0.45	0.36
Efficiency ratio(1)	46.05%	53.29%	53.81%	52.01%	52.66%	-7.24	-6.61

Tangible common equity to tangible assets(2)	8.74%	9.07%	9.23%	8.98%	9.01%	-0.33	-0.27
Tangible common equity per common share(2)	$19.91	$20.02	$20.79	$19.96	$19.27	$(0.11)	$0.64

(1)Noninterest expense divided by net interest income plus noninterest income.
(2)Refer to "Non-GAAP Financial Measures" for further details.

Results of Operations
Net interest income was $59.0 million for the second quarter of 2022 compared with $51.0 million for the first quarter of 2022. Second quarter interest and fees on loans receivable increased 11.0%, or $5.9 million, from the preceding quarter primarily due to a 6.5% increase in the average balance of loans receivable and a 13 basis point increase in average loan yields. Interest on securities in the second quarter increased $0.4 million from the first quarter primarily due to a $14.8 million increase in the average balance and a 16 basis point increase in the average yield. Second quarter loan prepayment penalties were $0.5 million compared with $0.4 million for the first quarter. Total interest expense for the second quarter decreased $1.8 million from the preceding quarter primarily due to the first quarter redemption of the 5.45% 2027 Subordinated Notes due March 30, 2027 (the “2027 Subordinated Notes”) and the related charge for unamortized debt issuance costs, partially offset by a five basis point increase in the average rate paid on interest-bearing deposits.

	As of or For the Three Months Ended(in thousands)					Percentage Change
	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Q2-22	Q2-22
Net Interest Income	2022	2022	2021	2021	2021	vs. Q1-22	vs. Q2-21

Interest and fees on loans receivable(1)	$59,855	$53,924	$52,240	$52,961	$52,785	11.0%	13.4%
Interest on securities	2,930	2,516	1,821	1,865	1,404	16.5%	108.7%
Dividends on FHLB stock	242	248	248	245	242	-2.4%	0.0%
Interest on deposits in other banks	193	216	302	329	176	-10.6%	9.7%
Total interest and dividend income	$63,220	$56,904	$54,611	$55,400	$54,607	11.1%	15.8%

Interest on deposits	2,457	2,013	2,236	2,466	3,003	22.1%	-18.2%
Interest on borrowings	370	337	364	409	447	9.8%	-17.2%
Interest on subordinated debentures	1,349	3,598	2,515	2,545	1,585	-62.5%	-14.9%
Total interest expense	4,176	5,948	5,115	5,420	5,035	-29.8%	-17.1%
Net interest income	$59,044	$50,956	$49,496	$49,980	$49,572	15.9%	19.1%

Net interest margin (taxable-equivalent) was 3.55% for the second quarter, up 45 basis points from the first quarter. The improvement was due to a combination of factors including lower subordinated debt costs, an increase in loan yields due to a shift in the composition of average loans together with a generally higher level of interest rates, and a significant decline in lower-yielding interest-bearing deposits held at other banks.

The yield on loans for the second quarter of 2022 increased 13 basis points to 4.31% from 4.18% for the first quarter of 2022 as average loans for the quarter increased 6.5% and average commercial and industrial loans grew to 12.7% of the average loan portfolio from 11.1%. Average interest-earning assets for the second quarter remained relatively unchanged sequentially at $6.67 billion: however, average interest-bearing deposits in other banks fell 72.4% quarter-over-quarter to $136.5 million from $494.9 million.

The cost of interest-bearing deposits increased five basis points to 0.31% for the second quarter compared with 0.26% for the previous quarter. Interest expense on subordinated debentures fell to $1.3 million for the second quarter from $3.6 million for the first quarter primarily due to the redemption of the 2027 Subordinated Notes and the related $1.1 million charge for unamortized debt issuance costs.

	For the Three Months Ended(in thousands)					Percentage Change
	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Q2-22	Q2-22
Average Earning Assets and Interest-bearing Liabilities	2022	2022	2021	2021	2021	vs. Q1-22	vs. Q2-21
Loans receivable(1)	$5,572,504	$5,231,672	$4,896,952	$4,684,570	$4,753,297	6.5%	17.2%
Securities(2)	945,291	930,505	914,148	878,866	812,805	1.6%	16.3%
FHLB stock	16,385	16,385	16,385	16,385	16,385	0.0%	0.0%
Interest-bearing deposits in other banks	136,473	494,887	802,901	872,783	659,934	-72.4%	-79.3%
Average interest-earning assets	$6,670,653	$6,673,449	$6,630,386	$6,452,604	$6,242,421	-0.0%	6.9%

Demand: interest-bearing	$122,771	$124,892	$122,602	$115,233	$112,252	-1.7%	9.4%
Money market and savings	2,139,488	2,106,008	2,078,659	2,033,876	2,032,102	1.6%	5.3%
Time deposits	894,345	937,044	1,013,681	1,061,359	1,136,903	-4.6%	-21.3%
Average interest-bearing deposits	3,156,604	3,167,944	3,214,942	3,210,468	3,281,257	-0.4%	-3.8%
Borrowings	140,245	130,556	137,500	143,750	150,091	7.4%	-6.6%
Subordinated debentures	129,029	213,171	214,899	163,340	119,170	-39.5%	8.3%
Average interest-bearing liabilities	$3,425,878	$3,511,671	$3,567,341	$3,517,558	$3,550,518	-2.4%	-3.5%

Average Noninterest Bearing Deposits
Demand deposits - noninterest bearing	$2,716,297	$2,634,398	$2,561,297	$2,444,759	$2,223,172	3.1%	22.2%

(1) Includes loans held for sale.
(2) Amounts calculated on a fully taxable equivalent basis using the federal tax rate in effect for the periods presented.

	For the Three Months Ended					Amount Change
	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Q2-22	Q2-22
Average Yields and Rates	2022	2022	2021	2021	2021	vs. Q1-22	vs. Q2-21
Loans receivable(1)	4.31%	4.18%	4.23%	4.49%	4.45%	0.13	-0.14
Securities (2)	1.27%	1.11%	0.83%	0.87%	0.69%	0.16	0.58
FHLB stock	5.93%	6.14%	6.00%	5.93%	5.93%	-0.21	0.00
Interest-bearing deposits in other banks	0.57%	0.18%	0.15%	0.15%	0.11%	0.39	0.46
Interest-earning assets	3.80%	3.46%	3.27%	3.41%	3.51%	0.34	0.29

Interest-bearing deposits	0.31%	0.26%	0.28%	0.30%	0.37%	0.05	-0.06
Borrowings	1.10%	1.05%	1.05%	1.13%	1.19%	0.05	-0.09
Subordinated debentures	4.14%	6.75%	4.68%	6.23%	5.32%	-2.61	-1.18
Interest-bearing liabilities	0.49%	0.69%	0.57%	0.61%	0.57%	-0.20	-0.08

Net interest margin (taxable equivalent basis)	3.55%	3.10%	2.96%	3.07%	3.19%	0.45	0.36

Cost of deposits	0.17%	0.14%	0.15%	0.17%	0.22%	0.03	-0.05

(1) Includes loans held for sale.
(2) Amounts calculated on a fully taxable equivalent basis using the federal tax rate in effect for the periods presented.

For the second quarter of 2022, Hanmi recorded a $1.6 million credit loss expense comprised of a $1.6 million provision for loan losses and a $45,000 negative provision for off-balance sheet items. For the first quarter of 2022, the Company recorded a $1.4 million recovery of credit loss expense comprised of a $1.1 million negative provision for loan losses and a $0.3 million negative provision for off-balance sheet items.

Second quarter 2022 noninterest income increased to $9.3 million from $8.5 million for the first quarter of 2022 primarily due to a $0.3 million increase in gains on the sale of SBA 7(a) loans, a $0.3 million increase in trade finance and other service charges and fees, and a $0.3 million increase in other operating income. The volume of SBA loans sold in the second quarter increased 41.5% to $41.9 million from $29.6 million in the first quarter while trade premiums declined to 7.97% for the second quarter from 9.85% for the first quarter.

	For the Three Months Ended(in thousands)					Percentage Change
	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Q2-22	Q2-22
Noninterest Income	2022	2022	2021	2021	2021	vs. Q1-22	vs. Q2-21
Service charges on deposit accounts	$2,875	$2,875	$3,007	$3,437	$2,344	0.0%	22.7%
Trade finance and other service charges and fees	1,416	1,142	1,160	1,188	1,259	24.0%	12.5%
Servicing income	663	734	666	768	540	-9.7%	22.8%
Bank-owned life insurance income	246	244	252	251	252	0.8%	-2.4%
All other operating income	1,336	1,004	1,017	978	908	33.1%	47.1%
Service charges, fees & other	6,536	5,999	6,102	6,622	5,303	9.0%	23.3%

Gain on sale of SBA loans	2,774	2,521	3,791	5,842	3,508	10.0%	-20.9%
Net gain (loss) on sales of securities	-	-	(598)	-	-	0.0%	0.0%
Gain (loss) on sale of bank premises	-	-	-	45	-	0.0%	0.0%
Legal settlement	-	-	-	-	75	0.0%	-100.0%
Total noninterest income	$9,310	$8,520	$9,295	$12,509	$8,886	9.3%	4.8%

Noninterest expense decreased slightly to $31.5 million for the second quarter of 2022 from $31.7 million for the first quarter. Salaries and employee benefits expense increased by $1.1 million reflecting annual merit increases and higher estimated incentive compensation for 2022 loan production. Offsetting this effect was a $0.2 million decline in professional fees, a $0.2 million decline in advertising and promotion expense, and a $0.7 million decrease in other operating expenses. The efficiency ratio improved to 46.05% for the second quarter from 53.29% for the prior quarter.

	For the Three Months Ended(in thousands)					Percentage Change
	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Q2-22	Q2-22
	2022	2022	2021	2021	2021	vs. Q1-22	vs. Q2-21
Noninterest Expense
Salaries and employee benefits	$18,779	$17,717	$18,644	$18,795	$18,302	6.0%	2.6%
Occupancy and equipment	4,597	4,646	4,840	5,037	4,602	-1.1%	-0.1%
Data processing	3,114	3,236	3,228	2,934	2,915	-3.8%	6.8%
Professional fees	1,231	1,430	1,443	1,263	1,413	-13.9%	-12.9%
Supplies and communication	581	665	795	741	733	-12.6%	-20.7%
Advertising and promotion	660	817	964	953	374	-19.2%	76.5%
All other operating expenses	2,463	3,186	1,980	2,906	2,607	-22.7%	-5.5%
Subtotal	31,425	31,697	31,894	32,629	30,946	-0.9%	1.5%

Other real estate owned expense (income)	50	12	-	23	(47)	-316.7%	206.4%
Repossessed personal property expense (income)	-	(17)	(258)	(150)	(116)	100.0%	100.0%
Total noninterest expense	$31,475	$31,692	$31,636	$32,502	$30,783	-0.7%	2.2%

Hanmi recorded a provision for income taxes of $10.2 million for the second quarter of 2022, representing an effective tax rate of 29.0%, compared with $8.5 million, also representing an effective tax rate of 29.0% for the first quarter.

Financial Position
Total assets at June 30, 2022 increased 3.2%, or $218.9 million, to $6.96 billion from $6.74 billion at March 31, 2022. The increase reflects the 3.4%, or $196.6 million, growth in deposits as well as the $20.0 million increase in borrowings.

Loans receivable, before the allowance for credit losses, were $5.66 billion at June 30, 2022, up 6.0% from $5.34 billion at March 31, 2022. Loans held for sale, representing the guaranteed portion of SBA 7(a) loans, were $18.5 million at the end of the second quarter of 2022 compared with $15.6 million at the end of the first quarter.

	As of (in thousands)					Percentage Change
	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Q2-22	Q2-22
	2022	2022	2021	2021	2021	vs. Q1-22	vs. Q2-21
Loan Portfolio
Commercial real estate loans	$3,829,656	$3,771,453	$3,701,864	$3,528,506	$3,452,014	1.5%	10.9%
Residential/consumer loans	521,576	432,805	400,548	354,860	348,730	20.5%	49.6%
Commercial and industrial loans	766,813	633,107	561,830	516,357	587,729	21.1%	30.5%
Leases	537,358	500,135	487,299	459,142	431,619	7.4%	24.5%
Loans receivable	5,655,403	5,337,500	5,151,541	4,858,865	4,820,092	6.0%	17.3%
Loans held for sale	18,528	15,617	13,342	17,881	36,030	18.6%	-48.6%
Total	$5,673,931	$5,353,117	$5,164,883	$4,876,746	$4,856,122	6.0%	16.8%

	As of
	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,
	2022	2022	2021	2021	2021
Composition of Loan Portfolio
Commercial real estate loans	67.5%	70.5%	71.6%	72.3%	71.1%
Residential/consumer loans	9.2%	8.1%	7.8%	7.3%	7.2%
Commercial and industrial loans	13.5%	11.8%	10.9%	10.6%	12.1%
Leases	9.5%	9.3%	9.4%	9.4%	8.9%
Loans receivable	99.7%	99.7%	99.7%	99.6%	99.3%
Loans held for sale	0.3%	0.3%	0.3%	0.4%	0.7%
Total	100.0%	100.0%	100.0%	100.0%	100.0%

New loan production was a record $642.2 million for the second quarter at an average rate of 4.35% while $230.5 million of loans paid-off during the quarter at an average rate of 4.43%.

Commercial real estate loan production for the second quarter was $271.0 million. Commercial and industrial loan production was $96.2 million, SBA loan production was $67.9 million, equipment finance lease production was $95.4 million and residential mortgage loan production was $111.8 million. The strong loan growth for the second quarter was supported by the increase in core deposits, a reduction in excess liquidity (cash and due from banks), and to a lesser extent an increase in borrowings.

	For the Three Months Ended (in thousands)
	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,
	2022	2022	2021	2021	2021
New Loan Production
Commercial real estate loans	$271,006	$233,295	$291,543	$214,380	$186,136
Commercial and industrial loans	96,187	98,432	116,365	114,263	99,429
SBA loans	67,900	42,632	47,397	46,264	42,560
Leases receivable	95,371	71,487	83,813	83,642	70,923
Residential/consumer loans	111,766	61,023	85,966	41,497	66,581
subtotal	642,230	506,869	625,084	500,046	465,629

Payoffs	(230,536)	(181,026)	(152,134)	(291,686)	(264,822)
Amortization	(94,543)	(96,852)	(90,358)	(63,435)	(90,348)
Loan sales	(41,937)	(29,577)	(41,274)	(65,253)	(35,760)
Net line utilization	43,295	(12,620)	(48,203)	(39,941)	(70,287)
Charge-offs & OREO	(606)	(835)	(439)	(958)	(1,471)

Loans receivable-beginning balance	5,337,500	5,151,541	4,858,865	4,820,092	4,817,151
Loans receivable-ending balance	$5,655,403	$5,337,500	$5,151,541	$4,858,865	$4,820,092

Deposits were $5.98 billion at the end of the second quarter of 2022, up $196.2 million, or 3.4%, from $5.78 billion at the end of the preceding quarter. The change was primarily driven by a $104.0 million increase in noninterest-bearing demand deposits, a $21.2 million increase in money market and savings deposits and a $74.3 million increase in time deposits. Noninterest-bearing demand deposits represented 46.5% of total deposits at June 30, 2022 and the loan-to-deposit ratio was 94.6%.

	As of(in thousands)					Percentage Change
	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Q2-22	Q2-22
	2022	2022	2021	2021	2021	vs. Q1-22	vs. Q2-21
Deposit Portfolio
Demand: noninterest-bearing	$2,782,737	$2,678,726	$2,574,517	$2,548,591	$2,354,671	3.9%	18.2%
Demand: interest-bearing	123,614	126,907	125,183	118,334	113,892	-2.6%	8.5%
Money market and savings	2,102,161	2,080,969	2,099,381	2,033,000	2,045,143	1.0%	2.8%
Time deposits	970,878	896,568	987,188	1,029,611	1,116,124	8.3%	-13.0%
Total deposits	$5,979,390	$5,783,170	$5,786,269	$5,729,536	$5,629,830	3.4%	6.2%

	As of
	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,
	2022	2022	2021	2021	2021
Composition of Deposit Portfolio
Demand: noninterest-bearing	46.5%	46.3%	44.4%	44.4%	41.9%
Demand: interest-bearing	2.1%	2.2%	2.2%	2.1%	2.0%
Money market and savings	35.2%	36.0%	36.3%	35.5%	36.3%
Time deposits	16.2%	15.5%	17.1%	18.0%	19.8%
Total deposits	100.0%	100.0%	100.0%	100.0%	100.0%

Stockholders’ equity at June 30, 2022 was $618.3 million, compared with $621.5 million at March 31, 2022. The sequential decline was primarily due to the $21.7 million unrealized after-tax loss because of changes in the value of the securities portfolio resulting from increases in interest rates during the quarter which outpaced the $18.3 million contribution of second quarter net income less dividends. Tangible common stockholders’ equity was $607.0 million, or 8.74% of tangible assets, at June 30, 2022, compared with $610.1 million, or 9.07% of tangible assets at the end of the first quarter. Tangible book value per share decreased to $19.91 at June 30, 2022 from $20.02 at the end of the prior quarter.

Hanmi and the Bank exceeded the minimum regulatory capital requirements and the Bank continues to exceed the minimum for the “well capitalized” category. At June 30, 2022, Hanmi’s preliminary Common equity Tier 1 capital ratio was 11.07% and its Total risk-based capital ratio was 14.32% compared with 11.34% and 14.73%, respectively, at the end of the first quarter of 2022.

	As of					Amount Change
	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Q2-22	Q2-22
	2022	2022	2021	2021	2021	vs. Q1-22	vs. Q2-21
Regulatory Capital ratios(1)
Hanmi Financial
Total risk-based capital	14.32%	14.73%	16.57%	17.18%	15.53%	-0.41	-1.21
Tier 1 risk-based capital	11.42%	11.71%	11.93%	12.18%	12.30%	-0.29	-0.88
Common equity tier 1 capital	11.07%	11.34%	11.55%	11.78%	11.88%	-0.27	-0.81
Tier 1 leverage capital ratio	9.94%	9.70%	9.63%	9.50%	9.57%	0.24	0.37
Hanmi Bank
Total risk-based capital	13.70%	14.19%	14.70%	15.17%	15.25%	-0.49	-1.55
Tier 1 risk-based capital	12.64%	13.09%	13.59%	13.91%	13.99%	-0.45	-1.35
Common equity tier 1 capital	12.64%	13.09%	13.59%	13.91%	13.99%	-0.45	-1.35
Tier 1 leverage capital ratio	11.00%	10.84%	10.96%	10.86%	10.89%	0.16	0.11

(1)Preliminary ratios for June 30, 2022

Asset Quality
Loans and leases 30 to 89 days past due and still accruing were 0.07% of loans and leases at the end of the second quarter of 2022, compared with 0.10% at the end of the prior quarter.

Special mention loans were $80.5 million at the end of the second quarter, down from $141.0 million at March 31, 2022. The quarter-over-quarter change included increases from downgrades of pass loans of $1.9 million and upgrades from classified loans of $0.7 million. Reductions included upgrades to pass of $57.7 million, payoffs and paydowns of $5.3 million and $0.1 million of downgrades to classified.

Classified loans were $53.0 million at June 30, 2022, down from $57.4 million at the end of the first quarter.

Nonperforming loans were $11.0 million at June 30, 2022, or 0.20% of loans, down from $11.5 million at the end of the first quarter, or 0.21% of the portfolio.

Nonperforming assets were $11.7 million at the end of the second quarter of 2022, or 0.17% of total assets, down from $12.1 million, or 0.18% of assets, at the end of the prior quarter.

Gross charge-offs for the second quarter of 2022 were $0.6 million, compared with $0.8 million for the preceding quarter. Recoveries of previously charged-off loans for the second quarter of 2022 were $0.5 million, compared with $0.9 million for the preceding quarter. As a result, there were net charge-offs of $0.1 million for the second quarter of 2022, compared with net recoveries of $0.1 million for the prior quarter. For the second quarter of 2022, net charge-offs represented 0.01% of average loans on an annualized basis, compared with net recoveries of 0.01% of average loans for the first quarter on an annualized basis.

The allowance for credit losses was $73.1 million at June 30, 2022, up $1.6 million from $71.5 million at March 31, 2022. The ratio of the allowance for credit losses to loans however declined to 1.29% at the end of the second quarter on essentially higher loan balances. Specific allowances for loans declined $0.2 million while quantitative and qualitative allowances increased $1.8 million principally on higher loan balances. Qualitative loss factors remained essentially unchanged; however, they now begin to reflect the uncertainties of future economic conditions in a rising interest rate environment.

	As of or for the Three Months Ended(in thousands)					Amount Change
	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Q2-22	Q2-22
	2022	2022	2021	2021	2021	vs. Q1-22	vs. Q2-21
Asset Quality Data and Ratios

Delinquent loans:
Loans, 30 to 89 days past due and still accruing	$4,174	$5,493	$5,881	$6,017	$4,332	$(1,319)	$(158)
Delinquent loans to total loans	0.07%	0.10%	0.11%	0.12%	0.09%	-0.03	-0.02

Criticized loans:
Special mention	$80,453	$140,958	$95,295	$130,564	$121,826	$(60,505)	$(41,373)
Classified	53,007	57,402	60,632	82,436	110,120	(4,395)	(57,113)
Total criticized loans	$133,460	$198,360	$155,927	$213,000	$231,946	$(64,900)	$(98,486)

Nonperforming assets:
Nonaccrual loans	$11,044	$11,470	$13,360	$21,223	$39,573	$(426)	$(28,529)
Loans 90 days or more past due and still accruing	-	-	-	13	12,446	-	(12,446)
Nonperforming loans	11,044	11,470	13,360	21,236	52,019	(426)	(40,975)
Other real estate owned, net	675	675	675	675	712	-	(37)
Nonperforming assets	$11,719	$12,145	$14,035	$21,911	$52,731	$(426)	$(41,012)

Nonperforming loans to total loans	0.20%	0.21%	0.26%	0.44%	1.08%
Nonperforming assets to assets	0.17%	0.18%	0.20%	0.32%	0.80%

Allowance for credit losses:
Balance at beginning of period	$71,512	$72,557	$76,613	$83,372	$88,392
Credit loss expense (recovery) on loans	1,640	(1,147)	(13,375)	(7,623)	(4,112)
Net loan (charge-offs) recoveries	(85)	102	9,319	864	(908)
Balance at end of period	$73,067	$71,512	$72,557	$76,613	$83,372

Net loan charge-offs (recoveries) to average loans(1)	0.01%	-0.01%	-0.76%	-0.07%	0.08%
Allowance for credit losses to loans	1.29%	1.34%	1.41%	1.58%	1.73%

Allowance for credit losses related to off-balance sheet items:
Balance at beginning of period	$2,358	$2,586	$4,851	$3,643	$2,342
Credit loss expense (recovery) on off-balance sheet items	(45)	(228)	(2,265)	1,208	1,301
Balance at end of period	$2,313	$2,358	$2,586	$4,851	$3,643

Unused commitments to extend credit	$613,804	$626,615	$626,474	$536,149	$552,773

Allowance for Losses on Accrued Interest Receivable:
Balance at beginning of period	-	-	$311	$680	$1,196
Interest reversal for loans placed on nonaccrual	-	-	-	-	-
Credit loss expense (recovery) on interest accrued on CARES Act modifications	-	-	(311)	(369)	(516)
Balance at end of period	-	-	$-	$311	$680

(1)Annualized

Corporate Developments
On April 28, 2022, Hanmi’s Board of Directors declared a cash dividend on its common stock for the 2022 second quarter of $0.22 per share. The dividend was paid on May 25, 2022, to stockholders of record as of the close of business on May 9, 2022.

Earnings Conference Call
Hanmi Bank will host its second quarter 2022 earnings conference call today, July 26, 2022 at 2:00 p.m. PST (5:00 p.m. EST) to discuss these results. This call will also be webcast. To access the event the call, please dial 1-877-407-9039 before 2:00 p.m. PST, using access code HANMI. To listen to the call online, either live or archived, please visit Hanmi’s Investor Relations website at www.hanmi.com.

About Hanmi Financial Corporation
Headquartered in Los Angeles, California, Hanmi Financial Corporation owns Hanmi Bank, which serves multi-ethnic communities through its network of 35 full-service branches and eight loan production offices in California, Texas, Illinois, Virginia, New Jersey, New York, Colorado, Washington and Georgia. Hanmi Bank specializes in real estate, commercial, SBA and trade finance lending to small and middle market businesses. Additional information is available at www.hanmi.com.

Forward-Looking Statements
This press release contains forward-looking statements, which are included in accordance with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are “forward–looking statements” for purposes of federal and state securities laws, including, but not limited to, statements about our anticipated future operating and financial performance, financial position and liquidity, business strategies, regulatory and competitive outlook, investment and expenditure plans, capital and financing needs and availability, plans and objectives of management for future operations, developments regarding our capital and strategic plans, and other similar forecasts and statements of expectation and statements of assumption underlying any of the foregoing. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue,” or the negative of such terms and other comparable terminology. Although we believe that our forward-looking statements to be reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ from those expressed or implied by the forward-looking statements. These factors include the following:

  a failure to maintain adequate levels of capital and liquidity to support our operations;
  the effect of potential future supervisory action against us or Hanmi Bank;
  the effect of our rating under the Community Reinvestment Act and our ability to address any issues raised in our regulatory exams;
  general economic and business conditions internationally, nationally and in those areas in which we operate;
  volatility and deterioration in the credit and equity markets;
  changes in consumer spending, borrowing and savings habits;
  availability of capital from private and government sources;
  demographic changes;
  competition for loans and deposits and failure to attract or retain loans and deposits;
  inflation and fluctuations in interest rates and a decline in the level of our interest rate spread;
  the current or anticipated impact of military conflict, terrorism or other geopolitical events;
  risks of natural disasters;
  legal proceedings and litigation brought against us;
  a failure in or breach of our operational or security systems or infrastructure, including cyberattacks;
  the failure to maintain current technologies;
  the inability to successfully implement future information technology enhancements;
  difficult business and economic conditions that can adversely affect our industry and business, including competition, fraudulent activity and negative publicity;
  risks associated with Small Business Administration loans;
  failure to attract or retain key employees;
  our ability to access cost-effective funding;
  fluctuations in real estate values;
  changes in accounting policies and practices;
  changes in governmental regulation, including, but not limited to, any increase in FDIC insurance premiums;
  the continuing impact of the COVID-19 pandemic on our business and results of operation;
  the ability of Hanmi Bank to make distributions to Hanmi Financial Corporation, which is restricted by certain factors, including Hanmi Bank’s retained earnings, net income, prior distributions made, and certain other financial tests;
  strategic transactions we may enter into;
  the adequacy of our allowance for credit losses;
  our credit quality and the effect of credit quality on our credit losses expense and allowance for credit losses;
  changes in the financial performance and/or condition of our borrowers and the ability of our borrowers to perform under the terms of their loans and other terms of credit agreements;
  our ability to control expenses;
  changes in securities markets; and
  risks as it relates to cyber security against our information technology and those of our third-party providers and vendors.

In addition, we set forth certain risks in our reports filed with the U.S. Securities and Exchange Commission, including, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2021, our Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K that we will file hereafter, which could cause actual results to differ from those projected. We undertake no obligation to update such forward-looking statements except as required by law.

Investor Contacts:
Romolo (Ron) Santarosa
Senior Executive Vice President & Chief Financial Officer
213-427-5636

Larry Clark, CFA
Investor Relations
Financial Profiles, Inc.
lclark@finprofiles.com
310-622-8223

Hanmi Financial Corporation and Subsidiaries Consolidated Balance Sheets (Unaudited) (Dollars in thousands)

	June 30,	March 31,	Percentage	June 30,	Percentage
	2022	2022	Change	2021	Change
Assets
Cash and due from banks	$217,237	$312,491	-30.5%	$697,789	-68.9%
Securities available for sale, at fair value	860,221	876,980	-1.9%	862,119	-0.2%
Loans held for sale, at the lower of cost or fair value	18,528	15,617	18.6%	36,030	-48.6%
Loans receivable, net of allowance for credit losses	5,582,335	5,265,988	6.0%	4,736,720	17.9%
Accrued interest receivable	14,044	12,289	14.3%	14,397	-2.5%
Premises and equipment, net	24,207	24,410	-0.8%	26,225	-7.7%
Customers' liability on acceptances	616	182	238.5%	1,907	-67.7%
Servicing assets	7,353	7,202	2.1%	6,199	18.6%
Goodwill and other intangible assets, net	11,310	11,353	-0.4%	11,504	-1.7%
Federal Home Loan Bank ("FHLB") stock, at cost	16,385	16,385	0.0%	16,385	0.0%
Bank-owned life insurance	55,395	55,149	0.4%	54,402	1.8%
Prepaid expenses and other assets	148,337	139,006	6.7%	115,179	28.8%
Total assets	$6,955,968	$6,737,052	3.2%	$6,578,856	5.7%

Liabilities and Stockholders' Equity
Liabilities:
Deposits:
Noninterest-bearing	$2,782,737	$2,678,726	3.9%	$2,354,671	18.2%
Interest-bearing	3,196,653	3,104,444	3.0%	3,275,159	-2.4%
Total deposits	5,979,390	5,783,170	3.4%	5,629,830	6.2%
Accrued interest payable	986	966	2.1%	1,855	-46.8%
Bank's liability on acceptances	616	182	238.5%	1,907	-67.7%
Borrowings	145,000	125,000	16.0%	150,000	-3.3%
Subordinated debentures	129,113	128,967	0.1%	119,243	8.3%
Accrued expenses and other liabilities	82,567	77,315	6.8%	73,044	13.0%
Total liabilities	6,337,672	6,115,600	3.6%	5,975,879	6.1%

Stockholders' equity:
Common stock	33	33	0.0%	33	0.0%
Additional paid-in capital	582,018	581,337	0.1%	579,595	0.4%
Accumulated other comprehensive income	(66,568)	(44,819)	-48.5%	(2,859)	-2228.3%
Retained earnings	229,135	210,788	8.7%	146,651	56.2%
Less treasury stock	(126,322)	(125,887)	-0.3%	(120,443)	-4.9%
Total stockholders' equity	618,296	621,452	-0.5%	602,977	2.5%
Total liabilities and stockholders' equity	$6,955,968	$6,737,052	3.2%	$6,578,856	5.7%

Hanmi Financial Corporation and Subsidiaries Consolidated Statements of Income (Unaudited) (Dollars in thousands, except share and per share data)

	Three Months Ended
	June 30,	March 31,	Percentage	June 30,	Percentage
	2022	2022	Change	2021	Change
Interest and dividend income:
Interest and fees on loans receivable	$59,855	$53,924	11.0%	$52,785	13.4%
Interest on securities	2,930	2,516	16.5%	1,404	108.7%
Dividends on FHLB stock	242	248	-2.4%	242	0.0%
Interest on deposits in other banks	193	216	-10.6%	176	9.7%
Total interest and dividend income	63,220	56,904	11.1%	54,607	15.8%
Interest expense:
Interest on deposits	2,457	2,013	22.1%	3,003	-18.2%
Interest on borrowings	370	337	9.8%	447	-17.2%
Interest on subordinated debentures	1,349	3,598	-62.5%	1,585	-14.9%
Total interest expense	4,176	5,948	-29.8%	5,035	-17.1%
Net interest income before credit loss expense	59,044	50,956	15.9%	49,572	19.1%
Credit loss expense (recovery)	1,596	(1,375)	216.1%	(3,327)	-148.0%
Net interest income after credit loss expense	57,448	52,331	9.8%	52,899	8.6%
Noninterest income:
Service charges on deposit accounts	2,875	2,875	0.0%	2,344	22.7%
Trade finance and other service charges and fees	1,416	1,142	24.0%	1,259	12.5%
Gain on sale of Small Business Administration ("SBA") loans	2,774	2,521	10.0%	3,508	-20.9%
Other operating income	2,245	1,982	13.3%	1,775	26.5%
Total noninterest income	9,310	8,520	9.3%	8,886	4.8%
Noninterest expense:
Salaries and employee benefits	18,779	17,717	6.0%	18,302	2.6%
Occupancy and equipment	4,597	4,646	-1.1%	4,602	-0.1%
Data processing	3,114	3,236	-3.8%	2,915	6.8%
Professional fees	1,231	1,430	-13.9%	1,413	-12.9%
Supplies and communications	581	665	-12.6%	733	-20.7%
Advertising and promotion	660	817	-19.2%	374	76.5%
Other operating expenses	2,513	3,181	-21.0%	2,444	2.8%
Total noninterest expense	31,475	31,692	-0.7%	30,783	2.2%
Income before tax	35,283	29,159	21.0%	31,002	13.8%
Income tax expense	10,233	8,464	20.9%	8,880	15.2%
Net income	$25,050	$20,695	21.0%	$22,122	13.2%

Basic earnings per share:	$0.82	$0.68		$0.72
Diluted earnings per share:	$0.82	$0.68		$0.72

Weighted-average shares outstanding:
Basic	30,296,897	30,254,212		30,442,993
Diluted	30,412,348	30,377,580		30,520,456
Common shares outstanding	30,482,990	30,468,458		30,697,652

Hanmi Financial Corporation and Subsidiaries Consolidated Statements of Income (Unaudited)
(Dollars in thousands, except share and per share data)
	Six Months Ended
	June 30,	June 30,	Percentage
	2022	2021	Change
Interest and dividend income:
Interest and fees on loans receivable	$113,779	$103,400	10.0%
Interest on securities	5,447	2,544	114.1%
Dividends on FHLB stock	490	448	9.4%
Interest on deposits in other banks	408	272	50.0%
Total interest and dividend income	120,124	106,664	12.6%
Interest expense:
Interest on deposits	4,470	6,953	-35.7%
Interest on borrowings	707	933	-24.2%
Interest on subordinated debentures	4,947	3,204	54.4%
Total interest expense	10,124	11,090	-8.7%
Net interest income before credit loss expense	110,000	95,574	15.1%
Credit loss expense (recovery)	220	(1,217)	-118.1%
Net interest income after credit loss expense	109,780	96,791	13.4%
Noninterest income:
Service charges on deposit accounts	5,750	4,599	25.0%
Trade finance and other service charges and fees	2,558	2,280	12.2%
Gain on sale of Small Business Administration ("SBA") loans	5,295	7,633	-30.6%
Other operating income	4,226	4,081	3.6%
Total noninterest income	17,829	18,593	-4.1%
Noninterest expense:
Salaries and employee benefits	36,496	35,122	3.9%
Occupancy and equipment	9,243	9,198	0.5%
Data processing	6,351	5,841	8.7%
Professional fees	2,661	2,860	-7.0%
Supplies and communications	1,245	1,489	-16.4%
Advertising and promotion	1,477	732	101.8%
Other operating expenses	5,694	5,074	12.2%
Total noninterest expense	63,167	60,316	4.7%
Income before tax	64,442	55,068	17.0%
Income tax expense	18,697	16,386	14.1%
Net income	$45,745	$38,682	18.3%

Basic earnings per share:	$1.50	$1.26
Diluted earnings per share:	$1.50	$1.26

Weighted-average shares outstanding:
Basic	30,271,761	30,452,320
Diluted	30,391,273	30,526,120
Common shares outstanding	30,482,990	30,697,652

Hanmi Financial Corporation and Subsidiaries Average Balance, Average Yield Earned, and Average Rate Paid (Unaudited) (Dollars in thousands)

	Three Months Ended
	June 30, 2022			March 31, 2022			June 30, 2021
		Interest	Average		Interest	Average		Interest	Average
	Average	Income /	Yield /	Average	Income /	Yield /	Average	Income /	Yield /
	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate
Assets
Interest-earning assets:
Loans receivable(1)	$5,572,504	$59,855	4.31%	$5,231,672	$53,924	4.18%	$4,753,297	$52,787	4.45%
Securities(2)	945,291	2,930	1.27%	930,505	2,586	1.11%	812,805	1,404	0.69%
FHLB stock	16,385	242	5.93%	16,385	248	6.14%	16,385	242	5.93%
Interest-bearing deposits in other banks	136,473	193	0.57%	494,887	216	0.18%	659,934	176	0.11%
Total interest-earning assets	6,670,653	63,220	3.80%	6,673,449	56,974	3.46%	6,242,421	54,609	3.51%

Noninterest-earning assets:
Cash and due from banks	67,859			62,968			61,560
Allowance for credit losses	(73,896)			(73,177)			(88,049)
Other assets	255,095			229,952			220,779

Total assets	$6,919,711			$6,893,192			$6,436,711

Liabilities and Stockholders' Equity
Interest-bearing liabilities:
Deposits:
Demand: interest-bearing	$122,771	$18	0.06%	$124,892	$17	0.06%	$112,252	$23	0.08%
Money market and savings	2,139,488	1,570	0.29%	2,106,008	1,189	0.23%	2,032,102	1,298	0.26%
Time deposits	894,345	869	0.39%	937,044	807	0.35%	1,136,903	1,682	0.59%
Total interest-bearing deposits	3,156,604	2,457	0.31%	3,167,944	2,013	0.26%	3,281,257	3,003	0.37%
Borrowings	140,245	384	1.10%	130,556	337	1.05%	150,091	447	1.19%
Subordinated debentures	129,029	1,335	4.14%	213,171	3,598	6.75%	119,170	1,585	5.32%
Total interest-bearing liabilities	3,425,878	4,176	0.49%	3,511,671	5,948	0.69%	3,550,518	5,035	0.57%

Noninterest-bearing liabilities and equity:
Demand deposits: noninterest-bearing	2,716,297			2,634,398			2,223,172
Other liabilities	104,084			88,367			67,771
Stockholders' equity	673,452			658,756			595,250

Total liabilities and stockholders' equity	$6,919,711			$6,893,192			$6,436,711

Net interest income (tax equivalent basis)		$59,044			$51,026			$49,574

Cost of deposits			0.17%			0.14%			0.22%
Net interest spread (taxable equivalent basis)			3.31%			2.77%			2.94%
Net interest margin (taxable equivalent basis)			3.55%			3.10%			3.19%

(1)Includes average loans held for sale
(2)Income calculated on a fully taxable equivalent basis using the federal tax rate in effect for the periods presented.

Hanmi Financial Corporation and Subsidiaries Average Balance, Average Yield Earned, and Average Rate Paid (Unaudited) (Dollars in thousands)
	Six Months Ended
	June 30, 2022			June 30, 2021
		Interest	Average		Interest	Average
	Average	Income /	Yield /	Average	Income /	Yield /
	Balance	Expense	Rate	Balance	Expense	Rate
Assets
Interest-earning assets:
Loans receivable (1)	$5,403,029	$113,779	4.25%	$4,798,311	$103,399	4.35%
Securities (2)	937,939	5,447	1.19%	793,521	2,544	0.64%
FHLB stock	16,385	490	6.03%	16,385	448	5.52%
Interest-bearing deposits in other banks	314,690	408	0.26%	528,498	272	0.10%
Total interest-earning assets	6,672,043	120,124	3.63%	6,136,715	106,663	3.51%

Noninterest-earning assets:
Cash and due from banks	65,427			59,127
Allowance for credit losses	(73,538)			(88,860)
Other assets	242,593			227,436

Total assets	$6,906,525			$6,334,418

Liabilities and Stockholders' Equity
Interest-bearing liabilities:
Deposits:
Demand: interest-bearing	$123,826	$35	0.06%	$107,642	$37	0.07%
Money market and savings	2,122,840	2,758	0.26%	1,999,737	2,776	0.28%
Time deposits	915,577	1,677	0.37%	1,187,427	4,148	0.70%
Total interest-bearing deposits	3,162,243	4,470	0.29%	3,294,806	6,961	0.43%
Borrowings	135,427	726	1.08%	150,046	923	1.24%
Subordinated debentures	170,868	4,928	5.77%	119,105	3,204	5.38%
Total interest-bearing liabilities	3,468,538	10,124	0.59%	3,563,957	11,088	0.63%

Noninterest-bearing liabilities and equity:
Demand deposits: noninterest-bearing	2,675,574			2,107,828
Other liabilities	96,269			74,391
Stockholders' equity	666,144			588,242

Total liabilities and stockholders' equity	$6,906,525			$6,334,418

Net interest income (tax equivalent basis)		$110,000			$95,575

Cost of deposits			0.15%			0.26%
Net interest spread (taxable equivalent basis)			3.04%			2.88%
Net interest margin (taxable equivalent basis)			3.32%			3.14%

(1) Includes average loans held for sale
(2) Amounts calculated on a fully taxable equivalent basis using the federal tax rate in effect for the periods presented.

Non-GAAP Financial Measures

Tangible Common Equity to Tangible Assets Ratio

Tangible common equity to tangible assets ratio is supplemental financial information determined by a method other than in accordance with U.S. generally accepted accounting principles (“GAAP”). This non-GAAP measure is used by management in the analysis of Hanmi’s capital strength. Tangible common equity is calculated by subtracting goodwill and other intangible assets from stockholders’ equity. Banking and financial institution regulators also exclude goodwill and other intangible assets from stockholders’ equity when assessing the capital adequacy of a financial institution. Management believes the presentation of this financial measure excluding the impact of these items provides useful supplemental information that is essential to a proper understanding of the capital strength of Hanmi. This disclosure should not be viewed as a substitute for results determined in accordance with GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies.

The following table reconciles this non-GAAP performance measure to the GAAP performance measure for the periods indicated:

Tangible Common Equity to Tangible Assets Ratio (Unaudited) (In thousands, except share, per share data and ratios)

	June 30,	March 31,	December 31,	September 30,	June 30,
Hanmi Financial Corporation	2022	2022	2021	2021	2021
Assets	$6,955,968	$6,737,052	$6,858,587	$6,776,533	$6,578,856
Less goodwill and other intangible assets	(11,310)	(11,353)	(11,395)	(11,450)	(11,504)
Tangible assets	$6,944,658	$6,725,699	$6,847,192	$6,765,083	$6,567,352

Stockholders' equity (1)	$618,296	$621,452	$643,417	$619,055	$602,977
Less goodwill and other intangible assets	(11,310)	(11,353)	(11,395)	(11,450)	(11,504)
Tangible stockholders' equity (1)	$606,986	$610,099	$632,022	$607,605	$591,473

Stockholders' equity to assets	8.89%	9.22%	9.38%	9.14%	9.17%
Tangible common equity to tangible assets (1)	8.74%	9.07%	9.23%	8.98%	9.01%

Common shares outstanding	30,482,990	30,468,458	30,407,261	30,441,601	30,697,652
Tangible common equity per common share	$19.91	$20.02	$20.79	$19.96	$19.27

(1) There were no preferred shares outstanding at the periods indicated.